FILE NO. 333-23877

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC   20549

              POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933


                        Comptek Research, Inc.
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          (Exact name of issuer as specified in its charter)


          New York                           16-0959023
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(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)             Identification No.)


                 2732 Transit Road, Buffalo, New York
    --------------------------------------------------------------
               (Address of Principal Executive Offices)


                       Christopher A. Head, Esq.
             Executive Vice President and General Counsel
                        Comptek Research, Inc.
           2732 Transit Road, Buffalo, New York  14224-2523
    ---------------------------------------------------------------
                (Name and Address of Agent for Service)

                            (716) 677-4070
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     (Telephone Number, Including Area Code, of Agent for Service)

                           Explanatory Note

     The purpose of the Post-Effective Amendment No. 1 to Registration Statement No. 333-23877 on Form S-3 ("Registration Statement") is to remove from registration certain unsold securities.

      The Registration Statement was filed by Comptek Research, Inc. (the "Company") in connection with the resale by certain shareholders of (i) shares issued by the Company in consideration for the Company's acquisition of Advanced Systems Development, Inc., in March 1996 and
(ii) treasury shares sold by the Company in a private transaction in July 1996.

      The Registration Statement covering 667,545 shares of common stock was declared effective on April 8, 1997.

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                  REMOVAL OF SHARES FROM REGISTRATION

      The Company hereby removes from registration all of the shares unsold under the Registration Statement (file no. 333-23877). As of the date hereof, 256,739 shares remain unsold and are, therefore, removed from registration.

      This Post-Effective Amendment is being filed in accordance with the Company's undertaking set forth in Part II, Item I of the Registration Statement.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Buffalo, State of New York, on the 9th day of November, 1998.

                                   COMPTEK RESEARCH, INC.
                                   (Registrant)

                              By:  /S/John J. Sciuto
                                   -----------------------------
                                   John J. Sciuto
                                   Chairman, President and Chief
                                   Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this Post-
Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                     Title                         Date
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                         President and
                         Chief Executive Officer
/S/John J. Sciuto        (principal executive officer)November 9, 1998
--------------------
John J. Sciuto

                         Treasurer and Principal
                         Accounting Officer  and
/S/Laura L. Benedetti    Principal Financial Officer November 9, 1998
---------------------
Laura L. Benedetti


Joseph A. Alutto*        Director                    November 9, 1998
---------------------
Joseph A. Alutto


John R. Cummings*        Director                    November 9, 1998
---------------------
John R. Cummings


G. Wayne Hawk*           Director                    November 9, 1998
---------------------
G. Wayne Hawk


Patrick J. Martin*       Director                    November 9, 1998
---------------------
Patrick J. Martin


James D. Morgan*         Director                    November 9, 1998
---------------------
James D. Morgan


Henry P. Semmelhack*     Director                    November 9, 1998
---------------------
Henry P. Semmelhack

*By: /s/ Christopher A. Head                         November 9, 1998
     ------------------------
     Christopher A. Head
     Attorney-in-fact

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